EXHIBIT 99.2

Form of Proxy Card for ONI Systems Stockholders

ONI SYSTEMS CORP.

Special Meeting of Stockholders

to be held ______________, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints      and      , and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.0001 par value, of ONI Systems Corp. (the “Corporation”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on      , 2002, at      [TIME], at [PLACE] and at any adjournment or postponement thereof.

         This proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

Please mark votes as in this example	The Board of Directors unanimously recommends that you vote FOR Proposal 1

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

1.	Proposal for the Approval and Adoption of the Agreement and Plan of Merger between CIENA Corporation and ONI Systems Corp.	FOR	AGAINST	ABSTAIN

         Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:	Date:

Printed Name:

Whether or not you expect to attend the meeting, please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

(Reverse Side)